UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 10, 2010

Pennsylvania Real Estate Investment Trust

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	1-6300	23-6216339
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

The Bellevue, 200 S. Broad Street, Philadelphia, Pennsylvania	19102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 875-0700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On May 10, 2010, Pennsylvania Real Estate Investment Trust issued a press release updating its earnings guidance for the year ending December 31, 2010 giving effect to the previously disclosed equity offering. A copy of the press release is attached as an exhibit to this report and is incorporated herein by reference.

Item 8.01	Other Events.

On May 10, 2010, Pennsylvania Real Estate Investment Trust issued a press release announcing that the underwriters of its previously disclosed public offering had exercised their overallotment option in full, and that the closing of the offering had occurred. A copy of the press release is attached as an exhibit to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release dated May 10, 2010 setting forth updated 2010 earnings guidance.

99.2 Press Release dated May 10, 2010 announcing the exercise of the underwriters’ overallotment option in full and closing.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

Date: May 10, 2010	By:	/s/ Bruce Goldman
Bruce Goldman
Executive Vice President and General Counsel

Exhibit Index

99.1 Press Release dated May 10, 2010 setting forth updated 2010 earnings guidance.

99.2 Press Release dated May 10, 2010 announcing the exercise of the underwriters’ overallotment option in full and closing.